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                                                                   Exhibit 77Q1

Item 77Q(a) - Material amendments to the registrant's charter:

The Second Amended and Restated Declaration of Trust, dated as of March 2, 2011, is incorporated by reference to Post-Effective Amendment No. 31 to the Registration Statement of the Trust on Form Type 485(b) filed, as Exhibit
(A)(1), on April 29, 2011, Accession No. 0001193125-11-118243.

The Second Amended and Restated By-Laws of the Trust, dated as of March 2, 2011, is incorporated by reference to Post-Effective Amendment No. 31 to the Registration Statement of the Trust on Form Type 485(b) filed, as Exhibit
(B)(1), on April 29, 2011, Accession No. 0001193125-11-118243.